EXHIBIT 5


                            ITT CORPORATION
                      1330 Avenue of the Americas
                     New York, New York 10019-5490

Richard S. Ward
Executive Vice President,
General Counsel and
Corporate Secretary

                                                     November 13, 1996

ITT Corporation
1330 Avenue of the Americas
New York, New York 10019-5490

                Re: Registration Statement on Form S-3
                          File No. 333-07221

Ladies and Gentlemen:

     I am Executive Vice President, General Counsel and Corporate Secretary of ITT Corporation, a Nevada corporation (the "Company"), and in such capacity have represented the Company in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to (i) debt securities of the Company, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities", and collectively with the Senior Debt Securities, the "Debt Securities"); (ii) shares of preferred stock, without par value, of the Company (the "Preferred Stock"); (iii) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specific series (the "Depositary Shares"); (iv) Common Stock, without par value, of the Company (the "Common Stock"); and (v) warrants to purchase Debt Securities, shares of Preferred Stock, Common Stock or other securities or rights (the "Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are referred to herein collectively as the "Offered Securities". Capitalized terms not defined herein have the meaning given to them in the Registration Statement.

     In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion. Based thereon, I am of the opinion that:


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     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

     (2) The Warrants to purchase Debt Securities, when duly authorized, executed, countersigned and delivered against, in accordance with their terms, payment therefor, will be legally issued and will constitute binding obligations of the Company;

     (3) The Debt Securities, when duly authorized, executed, authenticated and delivered against payment therefor, will be legally issued and will constitute binding obligations of the Company in accordance with their terms;

     (4) The Warrants to Purchase Preferred Stock, when duly authorized, executed, countersigned and delivered against payment therefor, will be legally issued and will constitute binding obligations of the Company in accordance with their terms;

     (5) The shares of Preferred Stock when duly authorized, issued, executed and paid for as contemplated in the Registration Statement or upon receipt of the exercise price of the Preferred Stock Warrants, will be validly issued, fully paid and nonassessable;

     (6) The Depositary Shares when duly authorized by the Company and, when the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, and when the Depositary Shares have been duly executed, issued and paid for in accordance with the terms and provisions of the Deposit Agreement, the Depositary Shares will be validly issued, fully paid and nonassessable;

     (7) The Warrants to Purchase Common Stock, when duly authorized, executed, countersigned and delivered against payment therefor will be legally issued and will constitute binding obligations of the Company in accordance with their terms; and

     (8) The shares of Common Stock when duly authorized, issued, executed and paid for as contemplated in the Registration Statement or upon receipt of the exercise price of the Common Stock Warrants, will be validly issued, fully paid and nonassessable.


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     I am admitted to the practice of law only in the State of New
York and do not purport to be expert in the laws of any other jurisdiction other than the law of the State of New York and United States federal law.

     I hereby consent to the filing of this opinion as an exhibit to the Registration statement. I also consent to the use of my name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                              Very truly yours,



                              Richard S. Ward
                              Executive Vice President,
                              General Counsel and
                              Corporate Secretary